                                                                     Exhibit 4.3

                              AMENDED AND RESTATED

                                WARRANT AGREEMENT

                          SP ACQUISITION HOLDINGS, INC.

                                       and

          CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

                          -----------------------------

                              AMENDED AND RESTATED
                                WARRANT AGREEMENT

                           Dated as of August 7, 2007

                              AMENDED AND RESTATED
                                WARRANT AGREEMENT
                                TABLE OF CONTENTS

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                                       i

SECTION 23.  Counterparts.....................................................26

SECTION 24.  Force Majeure....................................................26

Exhibit A   Form of Warrant Certificate

Exhibit B   Legend for Private Warrants

                                       ii

      WARRANT AGREEMENT dated as of March 22, 2007, between SP Acquisition
Holdings, Inc., a Delaware corporation (the "Company"), and Continental Stock
Transfer & Trust Company, a New York corporation, as Warrant Agent (the "Warrant
Agent").

      WHEREAS, the Company intends to file a registration statement (the
"Registration Statement") with the Securities Exchange Commission for the initial public offering of units (the "Initial Public Offering"), each unit
("Unit") consisting of one share of the Company's common stock, par value $0.001 per share ("Common Stock"), and one warrant to purchase one share of Common
Stock at an exercise price of $7.50 per share.

      WHEREAS, the Company has agreed to issue (i) in a private placement to occur concurrently with the execution of that certain Founder's Securities
Purchase Agreement, dated March 22, 2007, by and between the Company and SP Acq
LLC, 7,500,000 Units, each unit consisting of one share of Common Stock, and one warrant to purchase one share of Common Stock at an exercise price of $7.50 per share (the "Initial Founder's Warrants") to SP Acq LLC (the "Founding
Stockholder"), (ii) in a private placement to occur concurrently with the closing of the Initial Public Offering, 5,250,000 warrants to purchase shares of
Common Stock (the "Additional Founder's Warrants") to the Founding Stockholder,
(iii) in a private placement to occur immediately prior to the Company's Initial
Business Combination (as such term is defined in the Registration Statement),
3,000,000 Units, each unit consisting of one share of Common Stock, and one warrant to purchase one share of Common Stock at an exercise price of $7.50 per share (the "Co-Investment Warrants" and together with the Initial Founder's
Warrant and the Additional Founder's Warrants, the "Private Warrants") and (iv)
up to 34,500,000 warrants to purchase shares of Common Stock to be offered to the public pursuant to the Registration Statement (the "Public Warrants" and
together with each of the Private Warrants, the "Warrants"). The shares of
Common Stock issuable on exercise of the Warrants are referred to as the
"Warrant Shares").

      WHEREAS, the Company desires the Warrant Agent to act on behalf of the
Company, and the Warrant Agent is willing to so act, in connection with the issuance, transfer, exchange and exercise of Warrants and other matters as provided herein;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

      SECTION 1. Appointment of Warrant Agent. The Company hereby appoints the
Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

      SECTION 2. Warrant Certificates. The certificates evidencing the Warrants
(the "Warrant Certificates") to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in
EXHIBIT A attached hereto and the warrant certificates for the Private Warrants shall bear the legend set forth in Exhibit B except as set forth herein.

      SECTION 3. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President
or Chief Executive Officer or a Vice President and by its Secretary or an

Assistant Secretary. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the
Board, President, Chief Executive Officer, Vice President, Secretary or
Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant
Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President,
Chief Executive Officer, Vice President, Secretary or Assistant Secretary,
notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of he or she shall have ceased to hold such office.

      In case any officer of the Company who shall have signed any of the
Warrant Certificates shall cease to be such officer before the Warrant
Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such
Warrant Certificate, although at the date of the execution of this Amended and
Restated Warrant Agreement any such person was not such officer.

      Warrant Certificates shall be dated the date of countersignature by the
Warrant Agent.

      SECTION 4. Registration and Countersignature. Warrant Certificates shall be countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President or Chief Executive Officer, a Vice
President, the Treasurer or the Chief Financial Officer of the Company,
countersign, issue and deliver Warrants as provided in this Agreement.

      The Company and the Warrant Agent may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof
(notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

      SECTION 5. Registration of Transfers and Exchanges; Transfer Restrictions.
The Warrant Agent shall from time to time, subject to the limitations of this
Section 5, register the transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose, upon surrender thereof duly endorsed or accompanied (if so required by the Warrant Agent) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent. Cancelled Warrant Certificates shall thereafter be disposed of by the Warrant Agent in its customary manner.

      The Initial Founder's Warrants and the Co-Investment Warrants may not be
sold or transferred for a period of one year from the date the Company completes its Initial Business Combination and the Additional Founder's Warrants may not
be sold or transferred until the Company completes its Initial Business
Combination, in either event except in each case to a Permitted Transferee who agrees in writing with the Company to be subject to such transfer restrictions and in the case of the Initial Founder's Warrants the forfeiture of such
Warrants as described in Section 6(f) below. The certificates evidencing the
Initial Founder's Warrants and the Co-Investment Warrants shall bear the legend set forth on EXHIBIT C hereto, and the Additional Founder's Warrants shall bear the legend set forth on EXHIBIT B hereto. As used herein, "Permitted Transferee"
means (a) any officer, director or employee of the Company; or (b) any other person or entity associated or affiliated with Steel Partners II, L.P. or Steel
Partners Ltd.

      The holders of any Private Warrants or Warrant Shares issued upon exercise of any Private Warrants further agree prior to any transfer of such securities, to give written notice to the Company expressing its desire to effect such transfer and describing briefly the proposed transfer. Upon receiving such notice, the Company shall present copies thereof to its counsel and the holder agrees not to make any disposition of all or any portion of such securities unless and until:

            (a) there is then in effect a registration statement under the
Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, in which case the legends set forth in EXHIBIT B or Section 6(c) hereof, as the case may be (collectively the
"Legends") with respect to such securities sold pursuant to such registration statement shall be removed; or

            (b) if reasonably requested by the Company, (A) the holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such
Securities under the Securities Act, (B) the Company shall have received customary representations and warranties regarding the transferee that are reasonably satisfactory to the Company signed by the proposed transferee and (C)
the Company shall have received an agreement by such transferee to the restrictions contained in the Legends.

      Each Public Warrant shall initially be issued together with one share of
Common Stock as a Unit. The shares of Common Stock and Public Warrants comprising a Unit shall not be separately transferable before the later of five
Business Days following the earlier to occur of the expiration of the underwriters' over-allotment option included in the underwriting agreement with respect to the publicly offered Units and the exercise of such option in full, subject to the Company having filed a Form 8-K with the Securities and Exchange
Commission containing an audited balance sheet reflecting the Company's receipt of the gross proceeds of the offering of the Units and has issued a press release announcing when such separate trading will begin (the later of such dates, the "Detachment Date"). Prior to the Detachment Date, Public Warrants may
be transferred or exchanged only together with the Unit in which such Public
Warrant is included, and only for the purpose of effecting, or in conjunction with, a transfer or exchange of such Unit. Furthermore, prior to the Detachment
Date, each transfer of a Public Unit on the register relating to such Units shall operate also to transfer the Public Warrant included in such Unit.

      Subject to the terms of this Agreement, Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the
Warrant Agent at its principal corporate trust office, which is currently located at the address listed in Section 17 hereof, for another Warrant
Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Any holder desiring to exchange a Warrant
Certificate shall deliver a written request to the Warrant Agent, and shall surrender, duly endorsed or accompanied (if so required by the Warrant Agent) by a written instrument or instruments of transfer in form satisfactory to the
Warrant Agent, the Warrant Certificate or Certificates to be so exchanged.
Warrant Certificates surrendered for exchange shall be cancelled by the Warrant
Agent. Such cancelled Warrant Certificates shall then be disposed of by such
Warrant Agent in its customary manner.

      The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 5 and of Section 4 hereof, the new Warrant
Certificates required pursuant to the provisions of this Section 5.

      SECTION 6. Terms of Warrants.

            (a) Exercise Price and Exercise Period.

      The initial exercise price per share that Warrant Shares shall be purchasable upon the exercise of Warrants (the "Exercise Price") shall be $7.50 per share, and each Warrant shall be initially exercisable to purchase one share of Common Stock.

      Subject to the terms of this Agreement (including without limitation
Section 6(d) below), each Warrant holder shall have the right, which may be exercised commencing at the opening of business on the first day of the applicable Warrant Exercise Period set forth below and until 5:00 p.m., New York
City time, on the last day of such Warrant Exercise Period, to receive from the
Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares. No adjustments as to dividends will be made upon exercise of the Warrants.

      The "Warrant Exercise Period" shall commence (subject to Section 6(d)
below), (A) for all Warrants other than the Initial Founder's Warrants on the later of: (i) the date that is 12 months from the closing of the Initial Public
Offering or (ii) the date on which the Company completes its Initial Business
Combination, and (B) for the Initial Founder's Warrants on the date that the
Closing Price of the Company's Common Stock exceeds $14.25 per share for any 20
Trading days within a 30 trading day period beginning 90 days after the Initial
Business Combination, and shall end on the earlier of: (i) the date that is five years from the date of the final prospectus for the offering of the Public
Warrants or (ii) the Business Day preceding the date on which such Warrants are redeemed pursuant to Section 6(b) below or expire pursuant to Section 6(e)
below.

      The "Closing Price" of the Common Stock on any date of determination means;

            (i)   the closing sale price for the regular trading session
                  (without considering after hours or other trading outside
                  regular trading session hours) of the Common Stock (regular way) on the American Stock Exchange on that date (or, if no closing price is reported, the last reported sale price during that regular trading session),

            (ii)  if the Common Stock is not listed for trading on the American
                  Stock Exchange on that date, as reported in the composite
                  transactions for the principal United States securities
                  exchange on which the Common Stock is so listed,

            (iii) if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the OTC Bulletin Board, the National Quotation
                  Bureau or similar organization, or

            (iv)  if the Common Stock is not so quoted, the average of the mid-point of the last bid and ask prices for the Common Stock from at least three nationally recognized investment-banking firms that the Company selects for this purpose.

      Each Warrant not exercised prior to 5:00 p.m., New York City time, on the last day of the Warrant Exercise Period shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

            (b) Redemption of Warrants.

      The Company may call the Warrants for redemption, in whole and not in part, at a price of $.01 per Warrant, upon not less than 30 days' prior written notice of redemption to each Warrant holder, at any time after such Warrants have become exercisable pursuant to Section 6(a), if, and only if, (i) the
Closing Price has equaled or exceeded $14.25 per share for any 20 trading days within a 30-trading-day period ending on the third Business Day prior to the notice of redemption to Warrant holders and (ii) at all times between the date of such notice of redemption and the redemption date a registration statement is in effect covering the Warrant Shares issuable upon exercise of the Warrants and a current prospectus relating to those Warrant Shares is available.

      Notwithstanding the foregoing, no Initial Founder's Warrants or Additional
Founder's Warrants shall be redeemable at the option of the Company so long as they are held by the Founding Stockholder or its Permitted Transferees,
including Steel Partners II, L.P.; provided that the fact that one or more
Private Warrants are non-redeemable because of the reason described above shall not affect the Company's right to redeem the Public Warrants, the Co-Investment
Warrants and all Initial Founder's Warrants and Additional Founder's Warrants
that are not held by SP Acq LLC or its Permitted Transferees.

            (c) Exercise Procedure.

      A Warrant may be exercised upon surrender to the Company at the principal stock transfer office of the Warrant Agent, which is currently located at the address listed in Section 17 hereof, of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed and such other documentation as the Warrant Agent may reasonably request, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price (adjusted as herein provided if applicable) for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check payable to the order of the Company in New York Clearing House Funds, or the equivalent thereof. In no event will any Warrants be settled on a net cash basis.

      Subject to the provisions of Section 7 hereof, upon such surrender of
Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to and in such name or names as the
Warrant holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 12 hereof. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

      The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant
Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this Section 6 and of Section 4 hereof, and the
Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose. The Warrant Agent may assume that any Warrant presented for exercise is permitted to be so exercised under applicable law and shall have no liability for acting in reliance on such assumption.

      All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Warrant Agent. Such canceled Warrant Certificates shall then be disposed of by the Warrant Agent in its customary manner. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

      The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders with reasonable prior written notice during normal business hours at its office. The
Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

      Certificates evidencing Warrant Shares issued upon exercise of a Private
Warrant shall contain the following legend:

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE
OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR
AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

      SECURITIES EVIDENCED BY THIS CERTIFICATE WILL BE ENTITLED TO REGISTRATION
RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY THE COMPANY.

            (d) Registration Requirement. Notwithstanding anything else in this
Section 6, no Warrants (including any Private Warrants) may be exercised unless at the time of exercise (i) a registration statement covering the Warrant Shares to be issued upon exercise (other than Warrant Shares to be issued upon exercise of any Private Warrant) is effective under the Act and (ii) a prospectus thereunder relating to the Warrant Shares (other than Warrant Shares to be issued upon exercise of any Private Warrant) is current. The Company shall use its best efforts to have a registration statement in effect covering Warrant
Shares issuable upon exercise of the Warrants (other than Warrant Shares to be issued upon exercise of any Private Warrant) from the date the Warrants become exercisable and to maintain a current prospectus relating to those Warrant
Shares until the Warrants expire or are redeemed. In the event that, at the end of the Warrant Exercise Period, a registration statement covering the Warrant
Shares to be issued upon exercise (other than Warrant Shares to be issued upon exercise of any Private Warrant) is not effective under the Act, all the rights of holders hereunder shall terminate and all of the Warrants shall expire unexercised and worthless, and as a result purchasers of the Units will have paid the full Unit price solely for the share of Common Stock included in each
Unit. In no event shall the Warrants be settled on a net cash basis nor shall the Company be required to issue unregistered shares upon the exercise of any
Warrant that is not a Private Warrant.

            (e) Expiry Upon Liquidation of Trust Account. If the Company is
dissolved because it fails to effect an Initial Business Combination, all of the rights of holders hereunder shall terminate and all of the Warrants shall expire unexercised and worthless and as a result purchasers of the Units will have paid the full Unit purchase price solely for the share of Common Stock included in each Unit.

            (f) Forfeiture of Initial Founder's Warrants: In the event that
Steel Partners II, L.P. (or the Founding Stockholder) fails to purchase an aggregate of 3,000,000 Units at a price of $10.00 per Unit ($30.0 million in the aggregate) in a private placement that will occur immediately prior to the consummation of the Initial Business Combination (the "Co-Investment") pursuant to the terms of a Co-Investment Agreement to be entered into among the Company and Steel Partners II, L.P., all of the Initial Founder's Warrants will become immediately forfeited to the Company by their holders; provided that if the
Founding Stockholder purchases the Co-Investment Units, the Founder's Warrants will not be subject to forfeiture.

      SECTION 7. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the
Company that such tax has been paid.

      SECTION 8. Mutilated or Missing Warrant Certificates. In case any of the
Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue and the Warrant Agent shall countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such
Warrant Certificate and indemnity, also satisfactory to the Company and the
Warrant Agent. Applicants for such new Warrant Certificates must pay such reasonable charges as the Company may prescribe.

      SECTION 9. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common
Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants. The Warrant Agent shall have no duty to verify availability of such shares set aside by the Company.

      The Company or, if appointed, the transfer agent for the Common Stock (the
"Transfer Agent") and every subsequent transfer agent for any shares of the
Company's Common Stock issuable upon the exercise of any of the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's Common Stock issuable upon the exercise of the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 12 hereof. The
Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each holder pursuant to Section
13 hereof.

      Before taking any action which would cause an adjustment pursuant to
Section 11 hereof to reduce the Exercise Price below the then par value (if any)
of the Warrant Shares, the Company will take any commercially reasonable corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

      The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon payment of the Exercise Price therefor and issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

      SECTION 10. Obtaining Stock Exchange Listings; State Registration. The
Company will from time to time take all commercially reasonable actions which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed. To the extent that the Common
Stock is not listed on a national securities exchange or there is no exemption from state "blue sky" securities laws for the issuance of the Warrant Shares, the Company will take all commercially reasonable actions which may be necessary so that the Warrant Shares are registered in all states in which the holders of the Warrants reside.

      SECTION 11. Adjustment of Number of Warrant Shares.

      The number of Warrant Shares issuable upon the exercise of each Warrant is subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 11. For purposes of this Section 11, "Common Stock"
means shares now or hereafter authorized of any class of common stock of the
Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

            (a) Adjustment for Change in Capital Stock.

      If the Company:

                  (1) pays a dividend or makes a distribution on its Common
      Stock in either case in shares of its Common Stock;

                  (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (3) combines its outstanding shares of Common Stock into a smaller number of shares;

                  (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

                  (5) issues by reclassification of its Common Stock any shares of its capital stock,

then the number of shares of Common Stock issuable upon exercise of each Warrant immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised shall receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

      The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

      Such adjustment shall be made successively whenever any event listed above shall occur.

            (b) Adjustment for Rights Issue.

      If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the Closing Price per share on the Business Day immediately preceding the ex-dividend date for such distribution of rights, options or warrants, the number of shares of Common Stock issuable upon exercise of each
Warrant shall be adjusted in accordance with the formula:

                    O + A
      N' = N x  -------------
                O + (A x P/M)

      where:

      N' = the adjusted number of shares of Common Stock issuable upon exercise of each Warrant.

      N = the current number of shares of Common Stock issuable upon exercise of each Warrant.

      O = the number of shares of Common Stock outstanding on the record date for such distribution.

      A = the number of additional shares of Common Stock issuable pursuant to such rights or warrants.

      P = the purchase price per share of the additional shares.

      M = the Closing Price per share of Common Stock on the record date.

      The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the number of shares of Common Stock issuable upon exercise of each Warrant shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

            (c) Adjustment for Other Distributions.

      If the Company distributes to all holders of its Common Stock any of its assets (including cash) or debt securities or any rights, options or warrants to

                                       10

purchase debt securities, assets or other securities of the Company (other than
Common Stock), the number of shares of Common Stock issuable upon exercise of each Warrant shall be adjusted in accordance with the formula:

                  M
      N' = N x  -----
                M - F

      where:

      N' = the adjusted number of shares of Common Stock issuable upon exercise of each Warrant.

      N = the current number of shares of Common Stock issuable upon exercise of each Warrant.

      M = the Closing Price per share of Common Stock on the Business Day immediately preceding the ex-dividend date for such distribution.

      F = the fair market value on the ex-dividend date for such distribution of the assets, securities, rights or warrants distributable to one share of Common
Stock after taking into account, in the case of any rights, options or warrants, the consideration required to be paid upon exercise thereof. The Board of
Directors shall reasonably determine the fair market value in good faith.

      The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

      This subsection (c) does not apply to regular quarterly cash dividends including increases thereof or rights, options or warrants referred to in subsection (b) of this Section 11. If any adjustment is made pursuant to this subsection (c) as a result of the issuance of rights, options or warrants and at the end of the period during which any such rights, options or warrants are exercisable, not all such rights, options or warrants shall have been exercised, the Warrant shall be immediately readjusted as if "F" in the above formula was the fair market value on the ex-dividend date for such distribution of the indebtedness or assets actually distributed upon exercise of such rights, options or warrants divided by the number of shares of Common Stock outstanding on the ex-dividend date for such distribution. Notwithstanding anything to the contrary contained in this subsection (c), if "M-F" in the above formula is less than $1.00, the Company may elect to, and if "M-F" or is a negative number, the
Company shall, in lieu of the adjustment otherwise required by this subsection
(c), distribute to the holders of the Warrants, upon exercise thereof, the evidences of indebtedness, assets, rights, options or warrants (or the proceeds thereof) which would have been distributed to such holders had such Warrants been exercised immediately prior to the record date for such distribution.

            (d) Adjustment for Common Stock Issue.

      If the Company issues shares of Common Stock for a consideration per share less than the Closing Price per share on the date the Company fixes the offering

                                       11

price of such additional shares, the number of shares of Common Stock issuable upon exercise of each Warrant shall be adjusted in accordance with the formula:

                   A
      N' = N x  -------
                O + P/M

      where:

      N' = the adjusted number of shares of Common Stock issuable upon exercise of each Warrant.

      N = the current number of shares of Common Stock issuable upon exercise of each Warrant.

      O = the number of shares outstanding immediately prior to the issuance of such additional shares.

      P = the aggregate consideration received for the issuance of such additional shares.

      M = the Closing Price per share on the date of issuance of such additional shares.

      A = the number of shares outstanding immediately after the issuance of such additional shares.

      The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

      This subsection (d) does not apply to:

                  (1) any of the transactions described in subsections (b) and
      (c) of this Section 11,

                  (2) the exercise of Warrants, or the conversion or exchange of other securities convertible or exchangeable for Common Stock, or the issuance of Common Stock upon the exercise of rights or warrants issued to the holders of Common Stock,

                  (3) Common Stock (and options exercisable therefor) issued to the Company's employees, officers, directors, consultants or advisors
      (whether or not still in such capacity on the date of exercise) under bona fide employee benefit plans or stock option plans adopted by the Board of
      Directors of the Company and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this subsection (d),

                  (4) Common Stock issued in a bona fide public offering for cash,

                  (5) Common Stock issued in a bona fide private placement to non-affiliates of the Company, including without limitation the issuance

                                       12

      of equity as consideration or partial consideration for acquisitions from persons that are not affiliates of the Company.

            (e) Adjustment for Convertible Securities Issue.

      If the Company issues any securities convertible into or exchangeable for
Common Stock (other than securities issued in transactions described in subsections (b) and (c) of this Section 11) for a consideration per share of
Common Stock initially deliverable upon conversion or exchange of such securities less than the Closing Price per share on the date of issuance of such securities, the number of shares of Common Stock issuable upon exercise of each
Warrant shall be adjusted in accordance with this formula:

                 O + D
      N' = N x  -------
                O + P/M

      where:

      N' = the adjusted number of shares of Common Stock issuable upon exercise of each Warrant.

      N = the current number of shares of Common Stock issuable upon exercise of each Warrant.

      O = the number of shares outstanding immediately prior to the issuance of such securities.

      P = the aggregate consideration received for the issuance of such securities.

      M = the Closing Price per share on the date of issuance of such securities.

      D = the maximum number of shares deliverable upon conversion or in exchange for such securities at the initial conversion or exchange rate.

      The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

      If all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the number of shares of Common Stock issuable upon exercise of each Warrant shall promptly be readjusted to what it would have been had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

      This subsection (e) does not apply to:

                  (1) convertible securities issued in a bona fide public
      offering for cash; or

                                       13

                  (2) convertible securities issued in a bona fide private
      placement to non-affiliates of the Company, including the issuance of convertible securities as consideration or partial consideration for acquisitions from persons that are not affiliates of the Company.

            (f) Adjustment for Tender or Exchange Offer. If the Company or any
of its subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, if the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price of the Common Stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the number of shares of Common Stock issuable upon exercise of each Warrant will be increased based on the following formula:

                  AC + (SP'x OS')
        N' = No x --------------
                    OSo x SP'

      where,

      N' = the adjusted number of shares of Common Stock issuable upon exercise of each Warrant;

      No = the current number of shares of Common Stock issuable upon exercise of each warrant;

      AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors of the Company) paid or payable for shares purchased in such tender or exchange offer;

      OSo = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

      OS' = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires; and

      SP' = the Closing Price of the Common Stock on the trading day next succeeding the date such tender or exchange offer expires.

      The adjustment shall be made successively and shall become effective immediately following the date such tender or exchange offer expires.

            (g) Consideration Received.

      For purposes of any computation respecting consideration received pursuant to subsections (d), (e) and (f) of this Section 11, the following shall apply:

                  (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting or other sale or disposition of the issue or otherwise in connection therewith;

                                       14

                  (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined by the Board of Directors of the Company
      (irrespective of the accounting treatment thereof) and described in a
      Board resolution which shall be filed with the Warrant Agent; and

                  (3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof for the maximum number of shares used to calculate the adjustment (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

      (h) Defined Terms; When De Minimis Adjustment May Be Deferred.

      As used in this section 11:

                  (1) "ex-dividend date" means the first date on which the
      shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question;

                  (2) "trading day" means, with respect to the Common Stock or any other security, a day during which (i) trading in the Common Stock or such other security generally occurs, (ii) there is no market disruption event (as defined below) and (iii) a Closing Price for the Common Stock or such other security (other than a Closing Price referred to in the next to last clause of such definition) is available for such day; provided that if the Common Stock or such other security is not admitted for trading or quotation on or by any exchange, bureau or other organization, "trading day" will mean any Business Day;

                  (3) "market disruption event" means, with respect to the
      Common Stock or any other security, the occurrence or existence of more than one-half hour period in the aggregate or any scheduled trading day for the Common Stock or such other security of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or such other security or in any options, contract, or future contracts relating to the Common Stock or such other security, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York time) on such day; and

                  (4) "Business Day" means, any day on which the American Stock
      Exchange is open for trading and which is not a Saturday, a Sunday or any other day on which banks in the City of New York, New York, are authorized or required by law to close.

                                       15

      No adjustment in the number of shares of Common Stock issuable upon exercise of each Warrant need be made unless the adjustment would require an increase or decrease of at least 1% in such number. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

      All calculations under this Section 11 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

            (i) When No Adjustment Required.

      No adjustment need be made for a transaction referred to in subsections
(b), (c), (d), (e) or (f) of this Section 11 if Warrant holders are to participate, without requiring the Warrants to be exercised, in the transaction on a basis and with notice that the Board of Directors of the Company reasonably determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

      No adjustment need be made for a change in the par value or no par value of the Common Stock.

      To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the amount of cash into which such Warrants are exercisable. Interest will not accrue on the cash.

            (j) Notice of Adjustment.

      Whenever the number of shares of Common Stock issuable upon exercise of each Warrant is adjusted, the Company shall provide the notices required by
Section 13 hereof.

            (k) Notice of Certain Transactions.

            If:

                  (1) the Company takes any action that would require an
      adjustment in the Exercise Price pursuant to subsections (a), (b), (c),
      (d), (e) or (f) of this Section 11 and if the Company does not arrange for
      Warrant holders to participate pursuant to subsection (i) of this Section
      11;

                  (2) the Company takes any action that would require a
      supplemental Warrant Agreement pursuant to subsection (l) of this Section
      11; or

                  (3) there is a liquidation or dissolution of the Company,

      the Company shall mail to Warrant holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

                                       16

            (l) Reorganization of Company.

      If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if such holder had exercised the Warrant immediately before the effective date of the transaction; provided that (i) if the holders of Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of Common Stock in such consolidation or merger that affirmatively make such election or (ii) if a tender or exchange offer shall have been made to and accepted by the holders of Common Stock under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule
13d-5(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange
Act")) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange
Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange
Act) more than 50% of the outstanding shares of Common Stock, the holder of a
Warrant shall be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the
Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 11. Concurrently with the consummation of any such transaction, the corporation or other entity formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant
Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this
Section. The successor Company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement.

      If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental
Warrant Agreement.

      If this subsection (l) applies, subsections (a), (b), (c), (d), (e) and
(f) of this Section 11 do not apply.

            (m) Warrant Agent's Disclaimer.

      The Warrant Agent has no duty to determine when an adjustment under this
Section 11 should be made, how it should be made or what it should be. The
Warrant Agent has no duty to determine whether any provisions of a supplemental
Warrant Agreement under subsection (l) of this Section 11 are correct. The
Warrant Agent makes no representation as to the validity or value of any

                                       17

securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section.

            (n) When Issuance or Payment May Be Deferred.

      In any case in which this Section 11 shall require that an adjustment in the number of shares of Common Stock issuable upon exercise of each Warrant be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any
Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the
Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the number of shares of Common Stock issuable upon exercise of each Warrant and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 12 hereof; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant
Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

            (o) Adjustment in Exercise Price.

      Upon each event that provides for an adjustment of the number of shares of
Common Stock issuable upon exercise of each Warrant pursuant to this Section 11, each Warrant outstanding prior to the making of the adjustment shall thereafter have an adjusted Exercise Price (calculated to the nearest ten millionth)
obtained from the following formula:

                N
      E' = E x  --
                N'

      where:

      E' = the adjusted Exercise Price.

      E = the Exercise Price prior to adjustment.

      N' = the adjusted number of Warrant Shares issuable upon exercise of a
Warrant by payment of the adjusted Exercise Price.

      N = the number of Warrant Shares previously issuable upon exercise of a
Warrant by payment of the Exercise Price prior to adjustment.

      Following any adjustment to the Exercise Price pursuant to this Section
11, the amount payable, when adjusted and together with any consideration allocated to the issuance of the Warrants, shall never be less than the par value per Warrant Share at the time of such adjustment. Such adjustment shall be made successively whenever any event listed above shall occur.

            (p) Form of Warrants.

      Irrespective of any adjustments in the number or kind of shares issuable upon the exercise of the Warrants or the Exercise Price, Warrants theretofore or thereafter issued may continue to express the same number and kind of shares and
Exercise Price as are stated in the Warrants initially issuable pursuant to this
Agreement.

                                       18

            (q) Other Dilutive Events.

      In case any event shall occur affecting the Company, as to which the provisions of this Section 11 are not strictly applicable, but would impact the holders of Warrants adversely as compared to holders of Common Stock, and the failure to make any adjustment would not fairly protect the purchase rights represented by the Warrants in accordance with the essential intent and principles of this Section then, in each such case, the Company shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 11, necessary to preserve, without dilution, the purchase rights represented by the Warrants.

      The provisions of this Section 11 shall not apply until issuance of the
Public Warrants.

      SECTION 12. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one
Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of
Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 12, be issuable on the exercise of any Warrants (or specified portion thereof), the
Company shall pay an amount in cash equal to the fair market value on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

      SECTION 13. Notices to Warrant Holders. Upon any adjustment of the
Exercise Price pursuant to Section 11, the Company shall promptly thereafter, and in any event within five days, (i) cause to be filed with the Warrant Agent a certificate executed by the Chief Financial Officer or principal financial officer of the Company setting forth the number of Warrant Shares issuable upon exercise of each Warrant after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, and (ii) cause to be given to each of the registered holders of the
Warrant Certificates at his address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 13. The
Warrant Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

      In case:

            (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants;
or

            (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than regular cash dividends or dividends payable in shares of Common Stock or distributions referred to in subsection (b) of Section 11 hereof); or

                                       19

            (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of
Common Stock; or

            (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

            (e) the Company proposes to take any action not specified above which would require an adjustment of the Exercise Price pursuant to Section 11 hereof;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register, at least 10 calendar days prior to the applicable record date hereinafter specified, or as promptly as practicable under the circumstances in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 13 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

      Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

      SECTION 14. Merger, Consolidation or Change of Name of Warrant Agent. Any
corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust or agency business of the Warrant
Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of Section 16. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant

                                       20

Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

      In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the
Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

      SECTION 15. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement (and no implied duties or obligations shall be read into this Agreement against the Warrant Agent) upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

            (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant
Certificates except as herein otherwise provided.

            (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

            (c) The Warrant Agent may consult at any time with counsel of its own selection (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any
Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel. The Warrant Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through agents or attorneys and the Warrant Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

            (d) The Warrant Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Warrant Agent and conforming to the requirements of this Agreement. The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument (whether in its original or facsimile form) believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                                       21

            (e) The Company agrees to pay to the Warrant Agent such compensation for all services rendered by the Warrant Agent in the administration and execution of this Agreement as the Company and the Warrant Agent shall agree in writing to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement (including fees and expenses of its counsel)
and to indemnify the Warrant Agent (and any predecessor Warrant Agent) and save it harmless against any and all claims (whether asserted by the Company, a holder or any other person), damages, losses, expenses (including taxes other than taxes based on the income of the Warrant Agent), liabilities, including judgments, costs and counsel fees and expenses, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of its negligence or willful misconduct. The provisions of this Section 15(e) shall survive the expiration of the Warrants and the termination of this Agreement.

            (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant
Certificates shall furnish the Warrant Agent with security and indemnity satisfactory to it for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity.
All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant
Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

            (g) The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the
Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this
Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

            (h) The Warrant Agent shall act hereunder solely as agent for the
Company, and its duties shall be determined solely by the provisions hereof. The
Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Agreement except for its own negligence or willful misconduct. The Warrant Agent shall not be liable for any error of judgment made in good faith by it, unless it shall be proved that the Warrant Agent was negligent in ascertaining the pertinent facts. Notwithstanding anything in this
Agreement to the contrary, in no event shall the Warrant Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant
Agent has been advised of the likelihood of the loss or damage and regardless of the form of the action.

                                       22

            (i) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

            (j) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Warrant Agent shall have any liability to any holder of a Warrant Certificate or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided that (i) the Company must use its reasonable best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible and (ii) nothing in this Section 15(j)
shall affect the Company's obligation under Section 6(d) to use its best efforts to have a registration statement in effect covering the Warrant Shares issuable upon exercise of the Warrants and to maintain a current prospectus relating to those Warrant Shares.

            (k) Any application by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent under this
Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Warrant Agent shall not be liable for any action taken by, or omission of, the Warrant Agent in accordance with a proposal included in such application on or after the date specified in such application
(which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the
Warrant Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

            (l) No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights.

            (m) In addition to the foregoing, the Warrant Agent shall be protected and shall incur no liability for, or in respect of, any action taken or omitted by it in connection with its administration of this Agreement if such acts or omissions are not the result of the Warrant Agent's reckless disregard of its duty, gross negligence or willful misconduct and are in reliance upon (i)
the proper execution of the certification concerning beneficial ownership appended to the form of assignment and the form of the election attached hereto unless the Warrant Agent shall have actual knowledge that, as executed, such certification is untrue, or (ii) the non-execution of such certification including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such non-execution.

                                       23

      SECTION 16. Change of Warrant Agent. The Warrant Agent may at any time resign as Warrant Agent upon written notice to the Company. If the Warrant Agent shall become incapable of acting as Warrant Agent, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or of such incapacity by the Warrant Agent or by the registered holder of a Warrant Certificate, then the registered holder of any Warrant
Certificate or the Warrant Agent may apply, at the expense of the Company, to any court of competent jurisdiction for the appointment of a successor to the
Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. The holders of a majority of the unexercised
Warrants shall be entitled at any time to remove the Warrant Agent and appoint a successor to such Warrant Agent. If a Successor Warrant Agent shall not have been appointed within 30 days of such removal, the Warrant Agent may apply, at the expense of the Company, to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Such successor to the Warrant
Agent need not be approved by the Company or the former Warrant Agent. After appointment the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent upon payment of all fees and expenses due it and its agents and counsel shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 16, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.

      SECTION 17. Notices to Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

            SP Acquisition Holdings, Inc.
            590 Madison Avenue, 32nd Floor
            New York, New York 10022
            Fax No.: 212-520-2330
            Attention: Chief Executive Officer

      In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal corporate trust office of the Warrant Agent.

      Any notice pursuant to this Agreement to be given by the Company or by the registered holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered,

                                       24

postage prepaid, addressed (until another address is filed in writing by the
Warrant Agent with the Company) to the Warrant Agent as follows:

            Continental Stock Transfer & Trust Company
            17 Battery Place
            New York, New York 10004
            Attention: Compliance Department

      SECTION 18. Supplements and Amendments. The Company and the Warrant Agent
may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the
Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Warrant Certificates theretofore issued. Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 18, the Warrant Agent shall execute such supplement or amendment. Notwithstanding anything in this Agreement to the contrary, the prior written consent of the Warrant Agent must be obtained in connection with any supplement or amendment that alters the rights or duties of the Warrant Agent. The Company and the Warrant Agent may amend any provision herein with the consent of the holders of Warrants exercisable for a majority of the Warrant Shares issuable on exercise of all outstanding Warrants that would be affected by such amendment. Without limiting the generality of the foregoing, prior to the issuance of any Public Warrants, this Agreement (including EXHIBIT
A hereto) may be amended by the Company and the Warrant Agent, without the consent of any holder of Private Warrants, to modify in any way or provide for the terms of the Public Warrants.

      SECTION 19. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

      SECTION 20. Termination. This Agreement will terminate on any earlier date if all Warrants have been exercised or expired without exercise. The provisions of Section 15 hereof shall survive such termination.

      SECTION 21. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the
State of New York and for all purposes shall be construed in accordance with the internal laws of said State. The parties agree that, all actions and proceedings arising out of this Agreement or any of the transactions contemplated hereby, shall be brought in the United States District Court for the Southern District
of New York or in a New York State Court in the County of New York and that, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such court. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby.

                                       25

      SECTION 22. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the
Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

      SECTION 23. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

      SECTION 24. Force Majeure. In no event shall the Warrant Agent be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

                                       26

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                         SP ACQUISITION HOLDINGS, INC.

                                         By: /s/ Warren G. Lichtenstein
                                             -----------------------------------
                                             Name:  Warren G. Lichtenstein
                                             Title: Chairman of the Board of
                                                    Directors, President and
                                                    Chief Executive Officer

                                         CONTINENTAL STOCK TRANSFER & TRUST
                                         COMPANY, as Warrant Agent

                                         By: /s/ Donald F. Gress
                                             -----------------------------------
                                             Name:  Donald F. Gress
                                             Title: Chief Operating Officer

                                       27

                                                                       EXHIBIT A

                          [Form of Warrant Certificate]

                                     [Face]

                               Warrant Certificate

                          SP ACQUISITION HOLDINGS, INC.

      This Warrant Certificate certifies that ________________________, or registered assigns, is the registered holder of __________ warrants (the
"Warrants") to purchase shares of Common Stock, $.001 par value (the "Common
Stock"), of SP Acquisition Holdings, Inc., a Delaware corporation (the
"Company"). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the
Company that number of fully paid and nonassessable shares of Common Stock
(each, a "Warrant Share") as set forth below at the exercise price (the
"Exercise Price") as determined pursuant to the Warrant Agreement payable in lawful money of the United States of America upon surrender of this Warrant
Certificate and payment of the Exercise Price at the office or agency of the
Warrant Agent, but only subject to the conditions set forth herein and in the
Warrant Agreement.

      Each Warrant is initially exercisable for one share of Common Stock. The number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant
Agreement.

      The initial Exercise Price per share of Common Stock for any Warrant is equal to $7.50 per share. The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

      Warrants may be exercised only during the Warrant Exercise Period subject to the conditions set forth in the Warrant Agreement and to the extent not exercised by the end of such Warrant Exercise Period such Warrants shall become void.

      Reference is hereby made to the further provisions of this Warrant
Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      This Warrant Certificate shall not be valid unless countersigned by the
Warrant Agent, as such term is used in the Warrant Agreement.

                                      A-1

      This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

                                         SP ACQUISITION HOLDINGS, INC.

                                         By: ___________________________________
                                             Name:   Warren G. Lichtenstein
                                             Title:  Chairman of the Board of
                                                     Directors, President and
                                                     Chief Executive Officer

Countersigned:
Dated:               , 20
CONTINENTAL STOCK TRANSFER & TRUST
COMPANY,
as Warrant Agent

By _______________________________
        Authorized Signatory

                                      A-2

                          [Form of Warrant Certificate]

                                    [Reverse]

      The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Common Stock, par value $0.001 per share, of the Company (the "Common
Stock"), and are issued or to be issued pursuant to a Warrant Agreement dated as of March 22, 2007 (the "Warrant Agreement"), duly executed and delivered by the
Company to Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

      Warrants may be exercised at any time during the Warrant Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this
Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the
Warrant Agreement at the principal corporate trust office of the Warrant Agent.
In the event that upon any exercise of Warrants evidenced hereby the number of
Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant
Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this
Warrant.

      Notwithstanding anything else in this Warrant Certificate or the Warrant
Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the Warrant Shares to be issued upon exercise
(other than Warrant Shares to be issued upon exercise of any Private Warrant) is effective under the Act and (ii) a prospectus thereunder relating to the Warrant
Shares (other than Warrant Shares to be issued upon exercise of any Private
Warrant) is current. In no event shall the Warrants be settled on a net cash basis during the Warrant Exercise Period nor shall the Company be required to issue unregistered shares upon the exercise of any Warrant that is not a Private
Warrant.

      The Warrant Agreement provides that upon the occurrence of certain events the number of Warrant Shares set forth on the face hereof may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

      Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or
Warrant Certificates of like tenor evidencing in the aggregate a like number of
Warrants.

                                      A-3

      Upon due presentation for registration of transfer of this Warrant
Certificate at the office of the Warrant Agent a new Warrant Certificate or
Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant
Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

      The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate
(notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the
Warrant Agent shall be affected by any notice to the contrary. Neither the
Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                                      A-4

                              Election to Purchase

                    (To Be Executed Upon Exercise Of Warrant)

      The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Common
Stock and herewith tenders payment for such shares to the order of SP
Acquisition Holdings, Inc. in the amount of $______ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ________________, whose address is
_______________________________ and that such shares be delivered to
________________ whose address is ___________ ______________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of
______________, whose address is _________________________, and that such
Warrant Certificate be delivered to _________________, whose address is
__________________.

                                         Signature:
Date:            , 20
                                         Signature Guaranteed:

                                      A-5

                                                                       EXHIBIT B

                           LEGEND FOR PRIVATE WARRANTS

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE (INCLUDING THE SHARES OF
COMMON STOCK OF THE COMPANY ISSUABLE UPON EXERCISE OF SUCH SECURITIES) HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE
SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED
OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY
APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.
IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO
CERTAIN TRANSFER RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO
HEREIN [AND ARE SUBJECT TO FORFEITURE IN CERTAIN CIRCUMSTANCES].(1)

      SECURITIES EVIDENCED BY THIS CERTIFICATE AND SHARES OF COMMON STOCK OF THE
COMPANY ISSUABLE UPON EXERCISE OF SUCH SECURITIES WILL BE ENTITLED TO
REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY THE
COMPANY.

No. _____                                                       _______ Warrants

----------
(1) Only applies to Initial Founder's Warrants.